RenaissanceRe Reports Net Income of $69.4 Million for the Fourth Quarter of 2016 or $1.69 Per Diluted Common Share; Quarterly Operating Income of $119.4 Million or $2.92 Per Diluted Common Share

Annual Net Income of $480.6 Million for 2016 or $11.43 Per Diluted Common Share; Annual Operating Income of $339.3 Million or $8.03 Per Diluted Common Share
Pembroke, Bermuda, January 31, 2017 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $69.4 million, or $1.69 per diluted common share, in the fourth quarter of 2016, compared to $92.2 million, or $2.09 per diluted common share, in the fourth quarter of 2015. Operating income available to RenaissanceRe common shareholders was $119.4 million, or $2.92 per diluted common share, in the fourth quarter of 2016, compared to $135.0 million, or $3.07 per diluted common share, in the fourth quarter of 2015. The Company reported an annualized return on average common equity of 6.3% and an annualized operating return on average common equity of 10.8% in the fourth quarter of 2016, compared to 8.5% and 12.5%, respectively, in the fourth quarter of 2015. Book value per common share increased $1.35, or 1.3%, in the fourth quarter of 2016 to $108.45, compared to a 1.8% increase in the fourth quarter of 2015. Tangible book value per common share plus accumulated dividends increased $1.77, or 1.8%, in the fourth quarter of 2016 to $118.59, compared to a 2.3% increase in the fourth quarter of 2015.
For 2016, the Company reported net income available to RenaissanceRe common shareholders of $480.6 million, or $11.43 per diluted common share, compared to $408.8 million, or $9.28 per diluted common share in 2015. Operating income available to RenaissanceRe common shareholders was $339.3 million, or $8.03 per diluted common share in 2016, compared to $477.7 million, or $10.86 per diluted common share in 2015. The Company reported a return on average common equity of 11.0% and an operating return on average common equity of 7.8% in 2016, compared to 9.8% and 11.4%, respectively, in 2015. Book value per common share increased $9.32, or 9.4%, in 2016 to $108.45, compared to a 10.0% increase in 2015. Tangible book value per common share plus accumulated dividends increased $10.57, or 11.4%, in 2016 to $118.59, compared to a 5.0% increase in 2015.
Kevin J. O'Donnell, CEO, commented: "I am proud of how our team navigated the challenges of 2016 while building an attractive portfolio of risks and continuing to execute our strategy. We have strengthened our operating platforms globally, developed deeper relationships with more clients, brought more efficient capital solutions to market, and exercised underwriting discipline in building a diverse and profitable portfolio of risk."
FOURTH QUARTER 2016 HIGHLIGHTS

•
Gross premiums written of $323.1 million decreased $13.0 million, or 3.9%, in the fourth quarter of 2016, compared to the fourth quarter of 2015, with the Company’s Casualty and Specialty segment experiencing a decrease of $21.5 million, or 7.4%, partially offset by an increase of $8.5 million, or 19.4%, in the Property segment.

•
The Company generated underwriting income of $103.9 million and a combined ratio of 70.5% in the fourth quarter of 2016, compared to $139.9 million and 61.3%, respectively, in the fourth quarter of 2015. The increase in the combined ratio in the fourth quarter of 2016, compared to the fourth quarter of 2015, was driven by an increase in net claims and claim expenses and underwriting expenses, adding 7.0 and 2.2 percentage points to the combined ratio, respectively.

•
Included in net claims and claim expenses in the fourth quarter of 2016 was $60.1 million of net claims and claim expenses associated with Hurricane Matthew. The net negative impact of this event on the Company’s consolidated underwriting result was $51.0 million, adding 15.8 percentage points to the Company’s consolidated combined ratio. Also included in net claims and claim expenses in the fourth quarter of 2016 was favorable development on prior accident year net claims and claim reserves of $87.5 million, compared to $36.9 million in the fourth quarter of 2015.

•
The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized gains on investments, was a loss of $4.0 million in the fourth quarter of 2016, compared to a gain of $2.8 million in the fourth quarter of 2015, a decrease of $6.9 million. The total investment result during the fourth quarter of 2016 was primarily driven by net realized and unrealized losses on investments of $50.0 million including $98.5 million of net unrealized losses in the Company’s portfolio of fixed maturity investments trading, principally the result of an upward shift of the yield curve, and $37.5 million of net unrealized gains on equity investments trading as a result of the strong performance of a number of the Company’s equity positions during the quarter. The duration of the Company’s investment portfolio remained relatively short at 2.4 years, and is stable relative to where it has been in recent quarters.
Net Negative Impact of Hurricane Matthew
Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions and redeemable noncontrolling interest - DaVinci Re. The Company’s estimate of the net negative impact of Hurricane Matthew is based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. Given the magnitude and recent occurrence of this event, delays in receiving claims data, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from this event. Accordingly, the Company’s actual net negative impact from this event will vary from this estimate, perhaps significantly. Changes in this estimate will be recorded in the period in which they occur.
The supplemental financial data below provides additional information detailing the net negative impact of Hurricane Matthew on the Company’s consolidated financial statements for the three months ended December 31, 2016.

Three months ended December 31, 2016	Hurricane Matthew
(in thousands, except percentages)
Net claims and claim expenses incurred	$(60,117)
Assumed reinstatement premiums earned	9,945
Lost profit commissions	(824)
Net negative impact on underwriting result	(50,996)
Redeemable noncontrolling interest - DaVinciRe	6,519
Net negative impact	$(44,477)
Percentage point impact on consolidated combined ratio	15.8

Net negative impact on Property segment underwriting result	$(49,271)
Net negative impact on Casualty and Specialty segment underwriting result	(1,725)
Net negative impact on underwriting result	$(50,996)

Underwriting Results by Segment
Property Segment
Gross premiums written in the Property segment were $52.4 million in the fourth quarter of 2016, an increase of $8.5 million, or 19.4%, compared to $43.9 million in the fourth quarter of 2015. Included in gross premiums written in the Property segment in the fourth quarter of 2016 was $9.4 million of reinstatement premiums associated with Hurricane Matthew. Market conditions remained challenging during the fourth quarter of 2016 and the Company continued to exercise underwriting discipline given prevailing market terms and conditions.
The Property segment generated underwriting income of $100.5 million and a combined ratio of 44.8% in the fourth quarter of 2016, compared to $145.8 million and 27.9% in the fourth quarter of 2015, respectively. Principally impacting underwriting income and the combined ratio in the fourth quarter of 2016, compared to the fourth quarter of 2015, was a $22.7 million increase in net claims and claim expenses, combined with a $20.3 million decrease in net premiums earned. The $20.3 million decrease in net premiums earned is driven by an increase in purchases of retrocessional reinsurance over the trailing twelve months.
The $22.7 million increase in net claims and claim expenses was principally driven by higher current accident year net claims and claim expenses of $93.3 million in the fourth quarter of 2016, primarily due to $57.8 million of net claims and claim expenses from Hurricane Matthew, combined with a number of other smaller events. Partially offsetting the increase in current accident year net claims and claim expenses within the Property segment was favorable development on prior accident years net claims and claim expenses of $67.4 million in the fourth quarter of 2016, compared to $35.5 million in the fourth quarter of 2015, an increase of $31.9 million. The $31.9 million increase in the Property segment’s favorable development on prior accident years net claims and claim expenses was principally driven by a reduction in estimated ultimate losses associated with certain large events, including $15.0 million from the 2011 Thailand Floods, $10.9 million from Storm Sandy in 2012 and $5.0 million from the 2011 Tohoku Earthquake.
Casualty and Specialty Segment
Gross premiums written in the Casualty and Specialty segment were $270.6 million in the fourth quarter of 2016, a decrease of $21.5 million, or 7.4%, compared to $292.2 million in the fourth quarter of 2015, principally driven by a decrease in the Company’s credit lines of business primarily due to a number of large multi-year mortgage reinsurance contracts incepting in the fourth quarter of 2015, partially offset by an increase in its casualty lines of business. The credit line of business, and more specifically, mortgage reinsurance, is prone to significant volatility and can be influenced by a small number of relatively large transactions.
The Casualty and Specialty segment generated underwriting income of $3.0 million and a combined ratio of 98.2% in the fourth quarter of 2016, compared to an underwriting loss of $6.9 million and a combined ratio of 104.3%, respectively, in the fourth quarter of 2015. The decrease in the Company’s Casualty and Specialty segment’s combined ratio was driven by a 4.7 percentage point decrease in the net claims and claim expense ratio in the fourth quarter of 2016 to 57.9%, compared to 62.6% in the fourth quarter of 2015, principally driven by a $19.4 million increase in favorable development on prior accident years net claims and claim expenses.
The Company experienced $19.8 million of favorable development on prior accident years net claims and claim reserves within its Casualty and Specialty segment during the fourth quarter of 2016, compared to $0.4 million in the fourth quarter of 2015, principally driven by actual reported losses coming in better than expected on attritional net claims and claim expenses.
Other Items

•
Net income attributable to noncontrolling interests in the fourth quarter of 2016 was $16.2 million, a decrease from $28.1 million in the fourth quarter of 2015, principally due to a decrease in the profitability of DaVinciRe Holdings Ltd. (“DaVinciRe”). The Company’s ownership in DaVinciRe was 24.0% at December 31, 2016, compared to 26.3% at December 31, 2015.

•
Corporate expenses increased $1.1 million to $11.9 million in the fourth quarter of 2016, compared to $10.8 million in the fourth quarter of 2015, primarily reflecting expenses related to executive departures recorded in the fourth quarter of 2016, partially offset by a $5.6 million charge in the fourth quarter of 2015 associated with the impairment of the goodwill and other intangible assets of an investment in other ventures, recorded under the equity method. No such impairments were recorded during the fourth quarter of 2016.

•
During January 2017, DaVinciRe redeemed $75.0 million of its outstanding shares from certain existing DaVinciRe shareholders, including RenaissanceRe. In connection with the redemption, DaVinciRe will retain a $15.0 million holdback. In addition, RenaissanceRe sold an aggregate of $24.0 million of its shares in DaVinciRe to an existing shareholder and a new shareholder. The Company’s noncontrolling economic ownership in DaVinciRe subsequent to these transactions was 22.6%, effective January 1, 2017.

•
Effective January 1 2017, Fibonacci Reinsurance Ltd. ("Fibonacci Re") raised $140.0 million of capital from third party investors and the Company, via participating notes which are listed on the Bermuda Stock Exchange. Effective January 1, 2017, the Company’s economic ownership interest in Fibonacci Re was 10.2%.

•
During January 2017, Upsilon RFO returned $41.8 million of capital to its investors, including $9.5 million to the Company. In addition, $134.1 million of Upsilon RFO non-voting preference shares were issued to existing investors, including $9.5 million to the Company. Effective January 1, 2017, following these transactions, the Company’s participation in the risks assumed by Upsilon RFO was 18.8%.

FULL YEAR 2016 HIGHLIGHTS

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Gross premiums written of $2.4 billion increased $363.3 million, or 18.1%, in 2016, compared to 2015, with the increase principally driven by an increase of $324.1 million in the Casualty and Specialty segment and an increase of $39.1 million in the Property segment. Impacting gross premiums written in 2016 was the inclusion of gross premiums written associated with entities acquired in connection with the Company’s acquisition of Platinum Underwriters Holdings, Ltd. (“Platinum”), for the period from January 1, 2016 through December 31, 2016, compared to 2015, which included gross premiums written from the acquired entities for the period from March 2, 2015 (the date of acquisition) through December 31, 2015.

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The Company generated underwriting income of $385.5 million and a combined ratio of 72.5% in 2016, compared to $494.6 million and 64.7%, respectively, in 2015. The increase in the combined ratio in 2016, compared to 2015, was driven by higher net claims and claim expenses and an increase in underwriting expenses, adding 5.8 and 2.0 percentage points, respectively, to the combined ratio.

•
Included in net claims and claim expenses in 2016 was an aggregate of $122.6 million associated with a number of weather-related events in Texas (the “2016 Texas Events”), a wildfire originating near Fort McMurray, Alberta (the “Fort McMurray Wildfire”) and Hurricane Matthew. The net negative impact of these events on the Company’s consolidated underwriting result was $102.9 million, and these events added 7.9 percentage points to the Company’s consolidated combined ratio. The net negative impact of these events on the Company’s net income available to RenaissanceRe common shareholders was $87.3 million. See below for additional information related to these events.

•
The Company’s total investment result, which includes the sum of net investment income, net realized and unrealized gains (losses) on investments, and the change in net unrealized gains on fixed maturity investments available for sale, was $321.2 million in 2016 compared to $82.4 million in 2015, an increase of $238.8 million. Impacting the total investment result in 2016 was $141.3 million of net realized and unrealized gains on investments comprised of: $61.4 million of net realized and unrealized gains in the Company’s portfolio of fixed maturity investments trading, principally the result of significant credit spread tightening in 2016, compared to marginal credit spread widening during 2015; $95.4 million of net realized and unrealized gains on equity investments trading as a result of the strong performance of a number of the Company’s equity positions during the year; and partially offset by $15.4 million of net realized and unrealized losses on certain investment-related derivatives due to changes in the yield curve that occurred during the year. Also impacting the total investment result was an increase in net investment income in the Company’s portfolio of fixed maturity investments, driven by an increase in average invested assets.

Net Negative Impact of the Fort McMurray Wildfire, the 2016 Texas Events and Hurricane Matthew
The supplemental financial data below provides additional information detailing the net negative impact of the Fort McMurray Wildfire, the 2016 Texas Events and Hurricane Matthew on the Company’s consolidated financial statements for the year ended December 31, 2016.

Year ended December 31, 2016	Fort McMurray Wildfire	2016 Texas Events	Hurricane Matthew	Total
(in thousands, except percentages)
Net claims and claim expenses incurred	$(23,961)	$(38,502)	$(60,117)	$(122,580)
Assumed reinstatement premiums earned	5,143	6,891	9,945	21,979
Lost profit commissions	(330)	(1,172)	(824)	(2,326)
Net negative impact on underwriting result	(19,148)	(32,783)	(50,996)	(102,927)
Redeemable noncontrolling interest - DaVinciRe	3,404	5,675	6,519	15,598
Net negative impact	$(15,744)	$(27,108)	$(44,477)	$(87,329)
Percentage point impact on consolidated combined ratio	1.4	2.5	3.8	7.9

Net negative impact on Property segment underwriting result	$(18,956)	$(32,783)	$(49,271)	$(101,010)
Net negative impact on Casualty and Specialty segment underwriting result	(192)	—	(1,725)	(1,917)
Net negative impact on underwriting result	$(19,148)	$(32,783)	$(50,996)	$(102,927)

Underwriting Results by Segment
Property Segment
Gross premiums written in the Property segment increased $39.1 million, or 3.6%, to $1,111.3 million in 2016, compared to $1,072.2 million in 2015. Market conditions remained challenging during 2016, resulting in decreased gross premiums written on certain programs and transactions. However, the Company was able to increase its participation on a select number of transactions it believes have comparably attractive risk-return attributes, while continuing to exercise underwriting discipline given prevailing market terms and conditions. Included in gross premiums written in the Property segment in 2016 was $21.4 million of reinstatement premiums associated with the Fort McMurray Wildfire, the 2016 Texas Events and Hurricane Matthew.
Managed catastrophe premiums were $914.8 million in 2016, a decrease of $47.6 million, or 4.9%, compared to $962.4 million in 2015. Included in managed catastrophe premiums in 2016 was $21.4 million of reinstatement premiums associated with the Fort McMurray Wildfire, the 2016 Texas Events and Hurricane Matthew.
The Property segment generated underwriting income of $363.2 million and a combined ratio of 49.6% in 2016, compared to $464.8 million and 42.3%, respectively, in 2015. The $101.6 million decrease in underwriting income in the Property segment in 2016, compared to 2015, was primarily driven by an $85.0 million decrease in net premiums earned and a $23.3 million increase in net claims and claim expenses. The $85.0 million decrease in net premiums earned was driven by an increase in purchases of retrocessional reinsurance over the trailing twelve months.
Included in net claims and claim expenses in the Property segment in 2016 was an aggregate of $120.1 million associated with the 2016 Texas Events, the Fort McMurray Wildfire and Hurricane Matthew. The net negative impact of these events on the the Property segment underwriting result was $101.0 million, and these events added 17.9 percentage points to the Property segment combined ratio.
During 2016, the Company experienced $104.9 million of favorable development on prior accident year net claims and claim expenses within its Property segment, compared to $93.8 million in 2015. The favorable development on prior accident years net claims and claim expenses in 2016 included $15.1 million from the 2011 Thailand Floods, $10.8 million from Storm Sandy in 2012, $7.3 million from the 2011 Tohoku Earthquake and Tsunami and $5.7 million from the 2015 Tianjin Explosion, each primarily the result of changes in the Company’s estimated ultimate loss for each respective event, with the remainder due to a number of relatively smaller events.
Casualty and Specialty Segment
For 2016, gross premiums written in the Casualty and Specialty segment were $1,263.3 million, an increase of $324.1 million, or 34.5%, compared to $939.2 million in 2015, principally driven by select organic growth, primarily related to mortgage reinsurance opportunities reflected in the Company’s credit lines of business. In addition, the Company’s casualty and specialty lines of business were impacted in 2016 by business acquired in connection with the Company’s acquisition of Platinum for the period from January 1, 2016 through December 31, 2016, compared to 2015, which included gross premiums written from Platinum for the period from March 2, 2015 (the date of acquisition) through December 31, 2015.
The Company’s Casualty and Specialty segment generated underwriting income of $21.2 million and a combined ratio of 96.9% in 2016, compared to $29.5 million and 95.0%, respectively, in 2015. Impacting the Company’s Casualty and Specialty segment combined ratio was a 1.7 percentage point increase in the net claims and claim expense ratio in 2016, compared to 2015, principally driven by a decrease in favorable development on prior accident years net claims and claim expenses of $9.7 million. The favorable development on prior accident years net claims and claim expenses of $58.1 million in 2016 was principally driven by actual reported losses coming in better than expected and $5.5 million of favorable development associated with actuarial assumption changes.
Other Items

•	During 2016, the Company repurchased an aggregate of 2.7 million common shares in open market transactions at an aggregate cost of $309.4 million and at an average share price of $112.87.

•	Net income attributable to noncontrolling interests in 2016 was $127.1 million, an increase from $111.1 million in 2015, principally due to an increase in the profitability of DaVinciRe.

•
Corporate expenses decreased $39.1 million to $37.4 million in 2016, compared to $76.5 million in 2015, primarily reflecting a decrease to $2.1 million of corporate expenses associated with the acquisition and integration of Platinum incurred during 2016, compared to $53.5 million in 2015, and a $5.6 million charge in the fourth quarter of 2015 associated with the impairment of the goodwill and other intangible assets of an investment in other ventures, recorded under the equity method. No such impairments were recorded during the fourth quarter of 2016. Partially offsetting these items were expenses related to executive departures recorded in 2016.

•
The Company recognized income tax expense of $0.3 million in 2016, compared to an income tax benefit of $45.9 million in 2015. The change is primarily due to the Company reducing its U.S.-based deferred tax asset valuation allowance from $48.5 million to $1.0 million in the first quarter of 2015 as a result of expected profits in its U.S.-based operations due principally to the acquisition of Platinum.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “tangible book value per common share”, “tangible book value per common share plus accumulated dividends” and “managed catastrophe premiums.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, February 1, 2017 at 10:00 am ET to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe’s website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance, specializing in matching well-structured risk with efficient capital. The Company’s business consists of two reportable segments: (1) Property, which is comprised of catastrophe and other property reinsurance and insurance written on behalf of our operating subsidiaries and certain joint ventures managed by our ventures unit, and (2) Casualty and Specialty, which is comprised of casualty and specialty reinsurance and insurance written on behalf of our operating subsidiaries and certain joint ventures managed by our ventures unit. Established in 1993, the Company has offices in Bermuda, Ireland, Singapore, the United Kingdom, and the United States.
Cautionary Statement Regarding Forward Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business; the effect of emerging claims and coverage issues; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; continued soft reinsurance underwriting market conditions; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to U.S. taxation; the performance of the Company’s investment portfolio; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to determine the impairments taken on investments; the availability of retrocessional reinsurance on acceptable terms; the effect of inflation; the adequacy of the Company’s ceding companies’ ability to assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; uncertainties related to the vote in the United Kingdom to leave the European Union; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates; challenges to the claim of exemption from insurance regulation of RenaissanceRe and its subsidiaries and increased global regulation of the insurance and reinsurance industry; losses that the Company could face from terrorism, political unrest or war; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; aspects of the Company’s corporate structure that may discourage third party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; regulatory or legislative changes adversely impacting the Company; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; adverse tax developments, including potential changes to the taxation of inter-company or related party transactions, or changes to the tax treatment of investors in RenaissanceRe or joint ventures or other entities the Company manages; changes in regulatory regimes and/or accounting rules, including the European Union directive concerning capital adequacy, risk management and regulatory reporting for insurers; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Aditya Dutt	Elizabeth Tillman
Senior Vice President	Director - Communications
RenaissanceRe Holdings Ltd.	RenaissanceRe Holdings Ltd.
(441) 295-4513	(212) 238-9224
or
Kekst and Company
Peter Hill or Dawn Dover
(212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Year ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenues
Gross premiums written	$323,091	$336,093	$2,374,576	$2,011,310
Net premiums written	$219,499	$236,651	$1,535,312	$1,416,183
Decrease (increase) in unearned premiums	132,402	124,924	(131,882)	(15,632)
Net premiums earned	351,901	361,575	1,403,430	1,400,551
Net investment income	47,316	45,918	181,726	152,567
Net foreign exchange (losses) gains	(5,420)	1,203	(13,788)	(3,051)
Equity in earnings of other ventures	4,960	3,296	963	20,481
Other income	5,177	8,200	14,178	13,472
Net realized and unrealized (losses) gains on investments	(49,967)	(42,817)	141,328	(68,918)
Total revenues	353,967	377,375	1,727,837	1,515,102
Expenses
Net claims and claim expenses incurred	123,901	102,013	530,831	448,238
Acquisition expenses	74,146	55,399	289,323	238,592
Operational expenses	49,948	64,300	197,749	219,112
Corporate expenses	11,888	10,791	37,402	76,514
Interest expense	10,534	10,550	42,144	36,270
Total expenses	270,417	243,053	1,097,449	1,018,726
Income before taxes	83,550	134,322	630,388	496,376
Income tax benefit (expense)	7,700	(8,453)	(340)	45,866
Net income	91,250	125,869	630,048	542,242
Net income attributable to noncontrolling interests	(16,219)	(28,068)	(127,086)	(111,050)
Net income available to RenaissanceRe	75,031	97,801	502,962	431,192
Dividends on preference shares	(5,595)	(5,595)	(22,381)	(22,381)
Net income available to RenaissanceRe common shareholders	$69,436	$92,206	$480,581	$408,811

Net income available to RenaissanceRe common shareholders per common share - basic	$1.70	$2.11	$11.50	$9.36
Net income available to RenaissanceRe common shareholders per common share - diluted	$1.69	$2.09	$11.43	$9.28
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$2.92	$3.07	$8.03	$10.86

Average shares outstanding - basic	40,474	43,131	41,314	43,157
Average shares outstanding - diluted	40,707	43,513	41,559	43,526

Net claims and claim expense ratio	35.2%	28.2%	37.8%	32.0%
Underwriting expense ratio	35.3%	33.1%	34.7%	32.7%
Combined ratio	70.5%	61.3%	72.5%	64.7%

Return on average common equity - annualized	6.3%	8.5%	11.0%	9.8%
Operating return on average common equity - annualized (1)	10.8%	12.5%	7.8%	11.4%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	December 31, 2016	December 31, 2015
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$6,891,244	$6,765,005
Fixed maturity investments available for sale, at fair value	—	17,813
Total fixed maturity investments, at fair value	6,891,244	6,782,818
Short term investments, at fair value	1,368,379	1,208,401
Equity investments trading, at fair value	383,313	393,877
Other investments, at fair value	549,805	481,621
Investments in other ventures, under equity method	124,227	132,351
Total investments	9,316,968	8,999,068
Cash and cash equivalents	421,157	506,885
Premiums receivable	987,323	778,009
Prepaid reinsurance premiums	441,260	230,671
Reinsurance recoverable	279,564	134,526
Accrued investment income	38,076	39,749
Deferred acquisition costs	335,325	199,380
Receivable for investments sold	105,841	220,834
Other assets	175,382	181,011
Goodwill and other intangibles	251,186	265,154
Total assets	$12,352,082	$11,555,287
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,848,294	$2,767,045
Unearned premiums	1,231,573	889,102
Debt	948,663	960,495
Reinsurance balances payable	673,983	523,974
Payable for investments purchased	305,714	391,378
Other liabilities	301,684	245,145
Total liabilities	6,309,911	5,777,139
Redeemable noncontrolling interest	1,175,594	1,045,964
Shareholders’ Equity
Preference shares	400,000	400,000
Common shares	41,187	43,701
Additional paid-in capital	216,558	507,674
Accumulated other comprehensive income	1,133	2,108
Retained earnings	4,207,699	3,778,701
Total shareholders’ equity attributable to RenaissanceRe	4,866,577	4,732,184
Total liabilities, noncontrolling interests and shareholders’ equity	$12,352,082	$11,555,287

Book value per common share	$108.45	$99.13

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended December 31, 2016
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$52,447	$270,644	$—	$323,091
Net premiums written	$50,960	$168,396	$143	$219,499
Net premiums earned	$181,998	$169,761	$142	$351,901
Net claims and claim expenses incurred	25,927	98,279	(305)	123,901
Acquisition expenses	26,418	47,728	—	74,146
Operational expenses	29,201	20,723	24	49,948
Underwriting income	$100,452	$3,031	$423	103,906
Net investment income			47,316	47,316
Net foreign exchange losses			(5,420)	(5,420)
Equity in earnings of other ventures			4,960	4,960
Other income			5,177	5,177
Net realized and unrealized losses on investments			(49,967)	(49,967)
Corporate expenses			(11,888)	(11,888)
Interest expense			(10,534)	(10,534)
Income before taxes and redeemable noncontrolling interests				83,550
Income tax benefit			7,700	7,700
Net income attributable to redeemable noncontrolling interests			(16,219)	(16,219)
Dividends on preference shares			(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders				$69,436

Net claims and claim expenses incurred – current accident year	$93,291	$118,092	$—	$211,383
Net claims and claim expenses incurred – prior accident years	(67,364)	(19,813)	(305)	(87,482)
Net claims and claim expenses incurred – total	$25,927	$98,279	$(305)	$123,901

Net claims and claim expense ratio – current accident year	51.3%	69.6%		60.1%
Net claims and claim expense ratio – prior accident years	(37.1)%	(11.7)%		(24.9)%
Net claims and claim expense ratio – calendar year	14.2%	57.9%		35.2%
Underwriting expense ratio	30.6%	40.3%		35.3%
Combined ratio	44.8%	98.2%		70.5%

	Three months ended December 31, 2015
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$43,920	$292,173	$—	$336,093
Net premiums written	$40,595	$196,015	$41	$236,651
Net premiums earned	$202,336	$159,198	$41	$361,575
Net claims and claim expenses incurred	3,226	99,737	(950)	102,013
Acquisition expenses	18,523	36,876	—	55,399
Operational expenses	34,749	29,466	85	64,300
Underwriting income (loss)	$145,838	$(6,881)	$906	139,863
Net investment income			45,918	45,918
Net foreign exchange gains			1,203	1,203
Equity in earnings of other ventures			3,296	3,296
Other income			8,200	8,200
Net realized and unrealized losses on investments			(42,817)	(42,817)
Corporate expenses			(10,791)	(10,791)
Interest expense			(10,550)	(10,550)
Income before taxes and noncontrolling interests				134,322
Income tax expense			(8,453)	(8,453)
Net income attributable to noncontrolling interests			(28,068)	(28,068)
Dividends on preference shares			(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders				$92,206

Net claims and claim expenses incurred – current accident year	$38,736	$100,153	$—	$138,889
Net claims and claim expenses incurred – prior accident years	(35,510)	(416)	(950)	(36,876)
Net claims and claim expenses incurred – total	$3,226	$99,737	$(950)	$102,013

Net claims and claim expense ratio – current accident year	19.1%	62.9%		38.4%
Net claims and claim expense ratio – prior accident years	(17.5)%	(0.3)%		(10.2)%
Net claims and claim expense ratio – calendar year	1.6%	62.6%		28.2%
Underwriting expense ratio	26.3%	41.7%		33.1%
Combined ratio	27.9%	104.3%		61.3%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Year ended December 31, 2016
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,111,263	$1,263,313	$—	$2,374,576
Net premiums written	$725,321	$809,848	$143	$1,535,312
Net premiums earned	$720,951	$682,337	$142	$1,403,430
Net claims and claim expenses incurred	151,545	380,396	(1,110)	530,831
Acquisition expenses	97,594	191,729	—	289,323
Operational expenses	108,642	88,984	123	197,749
Underwriting income	$363,170	$21,228	$1,129	385,527
Net investment income			181,726	181,726
Net foreign exchange losses			(13,788)	(13,788)
Equity in earnings of other ventures			963	963
Other income			14,178	14,178
Net realized and unrealized gains on investments			141,328	141,328
Corporate expenses			(37,402)	(37,402)
Interest expense			(42,144)	(42,144)
Income before taxes and redeemable noncontrolling interests				630,388
Income tax expense			(340)	(340)
Net income attributable to redeemable noncontrolling interests			(127,086)	(127,086)
Dividends on preference shares			(22,381)	(22,381)
Net income available to RenaissanceRe common shareholders				$480,581

Net claims and claim expenses incurred – current accident year	$256,421	$438,536	$—	$694,957
Net claims and claim expenses incurred – prior accident years	(104,876)	(58,140)	(1,110)	(164,126)
Net claims and claim expenses incurred – total	$151,545	$380,396	$(1,110)	$530,831

Net claims and claim expense ratio – current accident year	35.6%	64.3%		49.5%
Net claims and claim expense ratio – prior accident years	(14.6)%	(8.6)%		(11.7)%
Net claims and claim expense ratio – calendar year	21.0%	55.7%		37.8%
Underwriting expense ratio	28.6%	41.2%		34.7%
Combined ratio	49.6%	96.9%		72.5%

	Year ended December 31, 2015
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,072,159	$939,241	$(90)	$2,011,310
Net premiums written	$726,145	$690,086	$(48)	$1,416,183
Net premiums earned	$805,985	$594,614	$(48)	$1,400,551
Net claims and claim expenses incurred	128,290	320,818	(870)	448,238
Acquisition expenses	94,249	144,095	248	238,592
Operational expenses	118,666	100,180	266	219,112
Underwriting income	$464,780	$29,521	$308	494,609
Net investment income			152,567	152,567
Net foreign exchange losses			(3,051)	(3,051)
Equity in earnings of other ventures			20,481	20,481
Other income			13,472	13,472
Net realized and unrealized losses on investments			(68,918)	(68,918)
Corporate expenses			(76,514)	(76,514)
Interest expense			(36,270)	(36,270)
Income before taxes and noncontrolling interests				496,376
Income tax benefit			45,866	45,866
Net income attributable to noncontrolling interests			(111,050)	(111,050)
Dividends on preference shares			(22,381)	(22,381)
Net income available to RenaissanceRe common shareholders				$408,811

Net claims and claim expenses incurred – current accident year	$222,076	$388,609	$—	$610,685
Net claims and claim expenses incurred – prior accident years	(93,786)	(67,791)	(870)	(162,447)
Net claims and claim expenses incurred – total	$128,290	$320,818	$(870)	$448,238

Net claims and claim expense ratio – current accident year	27.6%	65.4%		43.6%
Net claims and claim expense ratio – prior accident years	(11.7)%	(11.4)%		(11.6)%
Net claims and claim expense ratio – calendar year	15.9%	54.0%		32.0%
Underwriting expense ratio	26.4%	41.0%		32.7%
Combined ratio	42.3%	95.0%		64.7%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Year ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Fixed maturity investments	$38,605	$38,047	$160,661	$134,800
Short term investments	1,726	466	5,127	1,227
Equity investments trading	910	2,038	4,235	8,346
Other investments
Private equity investments	6,585	8,260	6,155	9,455
Other	3,072	891	20,181	12,472
Cash and cash equivalents	204	112	788	467
	51,102	49,814	197,147	166,767
Investment expenses	(3,786)	(3,896)	(15,421)	(14,200)
Net investment income	47,316	45,918	181,726	152,567

Gross realized gains	11,945	11,124	72,739	50,488
Gross realized losses	(12,483)	(13,487)	(38,315)	(53,630)
Net realized (losses) gains on fixed maturity investments	(538)	(2,363)	34,424	(3,142)
Net unrealized (losses) gains on fixed maturity investments trading	(98,547)	(52,984)	26,954	(64,908)
Net realized and unrealized gains (losses) on investments-related derivatives	11,459	6,447	(15,414)	5,443
Net realized gains on equity investments trading	152	149	14,190	16,348
Net unrealized gains (losses) on equity investments trading	37,507	5,934	81,174	(22,659)
Net realized and unrealized (losses) gains on investments	(49,967)	(42,817)	141,328	(68,918)
Change in net unrealized gains on fixed maturity investments available for sale	(1,398)	(257)	(1,870)	(1,243)
Total investment result	$(4,049)	$2,844	$321,184	$82,406

Total investment return - annualized	(0.2)%	0.1%	3.5%	0.9%

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading and investments-related derivatives. The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”. The following is a reconciliation of: 1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Year ended
(in thousands of United States Dollars, except percentages)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income available to RenaissanceRe common shareholders	$69,436	$92,206	$480,581	$408,811
Adjustment for net realized and unrealized losses (gains) on investments	49,967	42,817	(141,328)	68,918
Operating income available to RenaissanceRe common shareholders	$119,403	$135,023	$339,253	$477,729

Net income available to RenaissanceRe common shareholders per common share - diluted	$1.69	$2.09	$11.43	$9.28
Adjustment for net realized and unrealized losses (gains) on investments	1.23	0.98	(3.40)	1.58
Operating income available to RenaissanceRe common shareholders per common share - diluted	$2.92	$3.07	$8.03	$10.86

Return on average common equity - annualized	6.3%	8.5%	11.0%	9.8%
Adjustment for net realized and unrealized losses (gains) on investments	4.5%	4.0%	(3.2)%	1.6%
Operating return on average common equity - annualized	10.8%	12.5%	7.8%	11.4%

The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Book value per common share	$108.45	$107.10	$103.70	$101.19	$99.13
Adjustment for goodwill and other intangibles (1)	(6.58)	(6.69)	(6.73)	(6.59)	(6.59)
Tangible book value per common share	101.87	100.41	96.97	94.60	92.54
Adjustment for accumulated dividends	16.72	16.41	16.10	15.79	15.48
Tangible book value per common share plus accumulated dividends	$118.59	$116.82	$113.07	$110.39	$108.02

Quarterly change in book value per common share	1.3%	3.3%	2.5%	2.1%	1.8%
Quarterly change in tangible book value per common share plus change in accumulated dividends	1.8%	3.9%	2.8%	2.6%	2.3%
Year to date change in book value per common share	9.4%				10.0%
Year to date change in tangible book value per common share plus change in accumulated dividends	11.4%				5.0%

(1)
At December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015, goodwill and other intangibles included $19.7 million, $20.6 million, $21.4 million, $22.3 million and $23.2 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.

The Company has included in this Press Release “managed catastrophe premiums” which is defined as gross catastrophe premiums written by the Company and its related joint ventures. “Managed catastrophe premiums” differs from Property segment gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of other property gross premiums written and the inclusion of catastrophe premiums written on behalf of the Company's joint venture Top Layer Reinsurance Ltd. ("Top Layer Re"), which is accounted for under the equity method of accounting. The Company's management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums assumed by the Company through its consolidated subsidiaries and related joint ventures. A reconciliation of “managed catastrophe premiums” to Property segment gross premiums written is included below:

	Three months ended		Year ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Property Segment
Catastrophe	$7,705	$15,264	$884,361	$930,578
Other property	44,742	28,656	226,902	141,581
Property segment gross premiums written	$52,447	$43,920	$1,111,263	$1,072,159

Managed Catastrophe Premiums
Property segment gross premiums written	$52,447	$43,920	$1,111,263	$1,072,159
Other property gross premiums written	(44,742)	(28,656)	(226,902)	(141,581)
Catastrophe gross premiums written	$7,705	$15,264	$884,361	$930,578
Catastrophe premiums written on behalf of the Company's joint venture, Top Layer Re	1,389	1,923	39,667	38,587
Catastrophe premiums written by the Company and ceded to Top Layer Re	—	—	(9,263)	(6,785)
Managed catastrophe premiums	$9,094	$17,187	$914,765	$962,380